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                                                                Exhibit 10(xvii)
                                                                ----------------
Chrysalis
Corporate Offices
575 Route 28
Raritan, NJ  08869 USA

Tel:  (908) 722-7900
Fax:  (908) 722-6677
E-mail: corporate @ chrysalisintl.com

December 23, 1996

Mr. George Montgomery
Managing Director
Hambrecht & Quist Inc.
One Bush Street
San Francisco, CA 94104

Dear George:

This is to confirm our agreement, approved by the Board of Directors on December 18, 1996, to extend the expiration date of Hambrecht & Quist's warrant to purchase 110,000 shares of DNX Corporation common stock for a period of one year from December 31, 1996 to December 31, 1997. The date of the original warrant agreement was June 21, 1994.

We very much look forward to continuing our work with you.

Sincerely,

/s/ John G. Cooper
John G. Cooper
Vice President &
Chief Financial Officer

JGC:kaw